Exhibit 6
                                                                       ---------
                             JOINT FILING AGREEMENT


     JOINT FILING AGREEMENT (this "Agreement"), dated as of February 22, 2000 among TPG Advisors III, Inc., a Delaware corporation ("TPG Advisors III"), T3 Advisors, Inc., a Delaware corporation ("T3 Advisors") and ColonyGP IV, Inc. ("ColonyGP IV"), a Delaware corporation.

                               W I T N E S S E T H

     WHEREAS, as of the date hereof, each of TPG Advisors III, T3 Advisors and ColonyGP IV is filing a statement on Schedule 13D under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the Series B Common Stock of FirstWorld Communications, Inc., a corporation organized and existing under the laws of Delaware (the "Schedule 13D");

     WHEREAS, each of TPG Advisors III, T3 Advisors and ColonyGP IV is individually eligible to file the Schedule 13D;

     WHEREAS, each of TPG Advisors III, T3 Advisors and ColonyGP IV wishes to file the Schedule 13D and any amendments thereto jointly and on behalf of each of TPG Advisors III, T3 Advisors and ColonyGP IV, pursuant to Rule 13d-1(k)(1) under the Exchange Act;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

     1. TPG Advisors III, T3 Advisors and ColonyGP IV hereby agree that the
Schedule 13D is, and any amendments thereto will be, filed on behalf of each of TPG Advisors III, T3 Advisors and ColonyGP IV pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

     2. TPG Advisors III hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, TPG Advisors III is responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning TPG Advisors III contained therein, and is not responsible for the completeness and accuracy of the information concerning T3 Advisors or ColonyGP IV contained therein, unless TPG Advisors III knows or has reason to know that such information is inaccurate.

     3. T3 Advisors hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, T3 Advisors is responsible for the timely filing of the
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning T3 Advisors contained therein, and is not responsible for the completeness and accuracy of the information concerning TPG Advisors III or ColonyGP IV contained therein, unless T3 Advisors knows or has reason to know that such information is inaccurate.

     4. ColonyGP IV hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, ColonyGP IV is responsible for the timely filing of the
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning ColonyGP IV contained therein, and is not responsible for the completeness and accuracy of the information concerning TPG Advisors III or T3 Advisors contained therein, unless ColonyGP IV knows or has reason to know that such information is inaccurate.

     5. Each of TPG Advisors III, T3 Advisors and ColonyGP IV hereby agree that this Agreement shall be filed as an exhibit to the Schedule 13D, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                          TPG ADVISORS III, INC.

                                          By: /s/ Richard A. Ekleberry
                                              ------------------------
                                          Name:    Richard A. Ekleberry
                                          Title:   Vice President

                                          T3 ADVISORS, INC.


                                          By: /s/ Richard A. Ekleberry
                                              ------------------------
                                          Name:    Richard A. Ekleberry
                                          Title:   Vice President

                                          COLONYGP IV, INC.

                                          By: /s/ Richard A. Ekleberry
                                              ------------------------
                                          Name:    Richard A. Ekleberry
                                          Title:   Vice President